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                                                                      EXHIBIT 11

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

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
                                              THIRD QUARTER ENDED            YEAR-TO-DATE ENDED
                                          ----------------------------  ----------------------------
                                          SEPTEMBER 25,  SEPTEMBER 26,  SEPTEMBER 25,  SEPTEMBER 26,
                                              1994           1993           1994           1993
- ----------------------------------------------------------------------------------------------------
PRIMARY
Average shares outstanding..............    128,612,692    128,592,924    128,609,594    128,583,394
Dilutive stock options based on the
  treasury stock method using average
  market price..........................        108,907        124,806        188,768        155,754
                                          -------------  -------------  -------------  -------------
    Total...............................    128,721,599    128,717,730    128,798,362    128,739,148
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
Income from continuing operations.......        $39,794        $15,249       $ 79,385       $ 47,306
Income from discontinued operations, net
  of income taxes.......................         12,505         62,458         41,009        108,047
                                          -------------  -------------  -------------  -------------
Net income..............................        $52,299        $77,707       $120,394       $155,353
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
Earnings per share:
  Continuing operations.................           $.31           $.12           $.61          $ .37
  Discontinued operations...............            .10            .48            .32            .84
                                          -------------  -------------  -------------  -------------
Earnings per share......................           $.41           $.60           $.93          $1.21
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
FULLY DILUTED
Average shares outstanding..............    128,612,692    128,592,924    128,609,594    128,583,394
Dilutive stock options based on the
  treasury stock method using market
  price at the close of the period, if
  higher than average market price......        108,907        124,806        188,768        155,754
                                          -------------  -------------  -------------  -------------
    Total...............................    128,721,599    128,717,730    128,798,362    128,739,148
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
Income from continuing operations.......        $39,794        $15,249       $ 79,385       $ 47,306
Income from discontinued operations, net
  of income taxes.......................         12,505         62,458         41,009        108,047
                                          -------------  -------------  -------------  -------------
Net Income..............................        $52,299        $77,707       $120,394       $155,353
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
Earnings per share:
  Continuing operations.................           $.31           $.12           $.61          $ .37
  Discontinued operations...............            .10            .48            .32            .84
                                          -------------  -------------  -------------  -------------
Earnings per share......................           $.41           $.60           $.93          $1.21
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
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